                                                                       Exhibit e

                             DISTRIBUTION AGREEMENT

                  THIS DISTRIBUTION AGREEMENT made as of the 2nd day of October, 2000 by and between TT International U.S.A. Feeder Trust, a Massachusetts business trust (the "Trust") on behalf of its series TT EAFE Mutual Fund (the "Fund"), and FIRST FUND DISTRIBUTORS, INC., a Delaware corporation (the "Distributor");

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and it is in the interest of the Fund to offer its shares for sale continuously; and

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of beneficial interest (the "Shares") of the Fund; and

         WHEREAS, TT International Investment Management, an English partnership ("TTI"), will serve as the investment manager of the Fund and will enter into a Distribution Fee Agreement of even date herewith under which TTI shall pay the fees of the Distributor for its services under this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

                  1.       APPOINTMENT OF DISTRIBUTOR.

                           (a) The Fund hereby appoints the Distributor as
exclusive agent to sell and to arrange for the sale of the Shares, on the terms and for the period set forth in this Agreement, provided the Fund may issue shares directly in connection with the payment or reinvestment of Fund dividends. The Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Fund's transfer agent in the manner set forth in the Prospectuses (as defined below). . It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company.

                           (b) The Distributor also acknowledges that this
Agreement does not require the appointment of the Distributor as distributor for any additional series of the Trust (an "Additional Fund") provided nothing in this Agreement limits the right of any Additional Fund to enter into a separate Distribution Agreement with the Distributor

                  2.       SERVICES AND DUTIES OF THE DISTRIBUTOR.

                           (a) The Distributor agrees to sell the Shares, as
agent for the Fund, from time to time during the term of this Agreement upon the terms described in the current Prospectus. As used in this Agreement, the term "Prospectus" shall mean a prospectus and statement of additional information included as part of the Fund's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement filed from time to time by the Fund with the Securities and Exchange Commission ("SEC") and currently effective under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Shares. The Distributor undertakes to appoint employees of TTI who are engaged in the distribution of shares of the Fund as registered representatives of the Distributor and to exercise regulatory supervision over them. The Distributor agrees to perform its obligations under this Agreement in accord with such marketing and sales strategy and procedures for regulatory supervision as may be agreed upon from time to time by the Fund and the Distributor.

                           (b) Upon commencement of operations of the Fund, the
Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares and will accept such orders and will transmit such orders and funds received by it in payment for such Shares as are so accepted to the Fund's transfer agent or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed accepted and shall be effective at the time and in the manner set forth in the Prospectus. The Distributor shall not make any short sales of Shares. The Fund may terminate, suspend, modify the terms and conditions of, or withdraw the offering of Shares at any time.

                           (c) The offering price of the Shares shall be the net
asset value per share of the Shares, plus the sales charge, if any, (determined as set forth in the Prospectus). The Fund shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value and offering price.

                           (d) The Distributor shall have the right to enter
into selected dealer agreements with securities dealers approved by the Fund ("selected dealers") for the sale of Shares. Shares sold to selected dealers shall be for resale by such dealers only at the offering price of the Shares as set forth in the Prospectus. The Distributor shall engage only such selected dealers as are members in good standing of the NASD. The Distributor shall reasonably endeavor to require selected dealers to comply with the terms of this Agreement and applicable laws.

                  3.       DUTIES OF THE FUND.

                           (a) Maintenance of Federal Registration. The Fund
shall, at its expense, reasonably endeavor to take all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading. If the Fund notifies the Distributor that the effectiveness of the Fund's Registration Statement has been suspended or that a current Prospectus is not on file with the SEC, the Distributor will cease the offering of Shares of the Fund until it is otherwise instructed by the Fund.

                           (b) Maintenance of "Blue Sky" Qualifications. The
Fund shall, at its expense, reasonably endeavor to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states; provided that the Fund shall not be required to amend its Agreement and Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state, to change the terms of the offering of the Shares in any state from the terms set forth in Prospectuses, to qualify as a foreign trust in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

                           (c) Copies of Reports and Prospectuses. The Fund
shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of Prospectuses and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

                  4. CONFORMITY WITH APPLICABLE LAW AND RULES. The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

                  5. INDEPENDENT CONTRACTOR. In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Fund in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder, provided the Distributor shall not be responsible for the compensation, benefits, or employee taxes of any registered representatives of the Distributor who are employees of the TTI.

                  6. COMPENSATION. The Fund shall not be required to pay any distribution fees or other amounts to the Distributor in consideration of its performances under this Agreement.

                  7.       INDEMNIFICATION.

                           (a) The Distributor agrees to indemnify and hold
harmless the Trust and the Fund and each of their present or former Trustees, officers, employees, and representatives and each person, if any, who controls or previously controlled the Trust or the Fund within the meaning of Section 15 of the 1933 Act and TTI, its partners and employees against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act or omission (including, without limitation, any breach of Section 4, Section 8 or Section 15) by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund by the Distributor. In no case (i) is the Distributor's indemnity in favor of the Fund or any other person so indemnified to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of the Fund's or such person's duties or by reason of negligent disregard of the Fund's or such person's obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section with respect to any claim made against the Fund or any other person indemnified hereunder unless the Fund or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Section.

                           (b) The Distributor shall be entitled to participate,
at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit subject to indemnity under Section 7(a), but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Fund, and to the persons indemnified as defendant or defendants, in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Fund and any other persons entitled to be indemnified under
Section 7(a) in relation to such suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Fund and any other persons entitled to be indemnified under Section 7(a) in relation to such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Fund of the commencement of any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares. It is acknowledged that the Distributor may not enter into any settlement of any suit, claim or proceeding subject to its indemnity obligations under this Agreement without the consent of the Fund, such consent not to be unreasonably withheld.

                  8. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Fund to give on behalf of the Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a Registration Statement or Prospectus filed with the SEC under the 1933 Act and/or the 1940 Act, covering Shares, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. All advertising, sales literature or other sales material used by the Distributor shall be approved by or provided by the Fund, and the Fund agrees to furnish to the Distributor any advertising, sales literature or other sales material desired to be used in connection with the offer and sale of Fund Shares so as to enable the Distributor to comply with the applicable filing and regulatory requirements of NASD Regulation, Inc. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Fund.

                  9. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years from the date first above written. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by (i) the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund and, (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons of any such party. The Distributor shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

                  10. AMENDMENT OR ASSIGNMENT OF AGREEMENT. This Agreement may not be amended or assigned except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

                  11. TERMINATION OF AGREEMENT. This Agreement may be terminated by either party hereto, without the payment of any penalty, on not more than upon 60 days' nor less than 30 days' prior notice in writing to the other party; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund.

                  12 USE OF FUND AND TTI NAME. The Distributor acknowledges that it has, no proprietary or other rights in the name or the Fund and TTI, or any related names or trademarks and that it will not by virtue of this Agreement or the performances hereunder acquire any such rights. Following the termination of this Agreement, the Distributor shall execute and deliver any instrument that the Fund may reasonably request for the purpose of confirming this section.

                  13.      MISCELLANEOUS.

                           (a) The captions in this Agreement are included for
convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                           (b) This Agreement may be executed simultaneously in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (c) Nothing herein contained shall be deemed to
require the Fund to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Fund of responsibility for and control of the conduct of the affairs of the Fund. The Distributor shall, as may be requested from time to time, meet with and provide reports to the Trustees of the Fund concerning the activities of the Distributor hereunder.

                           (d) References to any Section in this Agreement
shall, unless otherwise indicated, refer to a Section of this Agreement.

                           (e) The provisions of this Agreement are severable,
and in the event any provision of this Agreement is found to be invalid or unenforceable (i) such provision shall not affect the validity or enforceability of any otherwise valid or enforceable provisions of this Agreement, and (ii) any court of competent jurisdiction is authorized to reform this Agreement by replacing such invalid or unenforceable provision with a valid and enforceable provision that to the fullest extent possible effects the purposes of such invalid or unenforceable provision

                  14. DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons," "assignment," and "affiliated person," as used in Sections 9, 10, and 11 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  15. COMPLIANCE WITH SECURITIES LAWS. The Fund represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder, provided the Fund shall not be responsible hereunder for any breach of the 1940 Act or the rules and regulations thereunder that arises from any act or omission of the Distributor. The Fund and the Distributor each agree to comply with all of the applicable terms and provisions of the 1933 Act and of the rules and regulations thereunder, and, subject to the provisions of Section 4(d), all applicable "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act and of the rules and regulations thereunder.

                  16. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor at 4455 E. Camelback Road, Suite 261E, Phoenix, Arizona 85018. Notices to the Fund should be sent c/o Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, with a copy to Head of Compliance, TT International Investment Management, Martin House, Martin Lane, London, England, EC4R ODP.

                  17. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. Each party irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts, and any U.S. federal courts sitting within said Commonwealth, for purposes of any proceeding relating to this Agreement and irrevocably waives any objection to the convenience of any such court.

                  18. PROTECTION OF TRUSTEES. The obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually, but bind only the trust estate of the Fund and not the assets of any other series of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date first written above.

                                TT INTERNATIONAL U.S.A. FEEDER TRUST, on behalf of its series TT EAFE Mutual Fund

                                           By:  David Burnett
                                           -----------------------------
                                                 Name: David Burnett
                                                 Title:   Trustee, President

                                           FIRST FUND DISTRIBUTORS, INC.

                                           By:  Eric Banhazl
                                           -----------------------------
                                                 Name: Eric Banhazl
                                                 Title:   Sr. V.P.